UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2008

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 25, 2008, the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of Fortune Brands, Inc. (the “Company”) approved a new retention program for employees, including certain executive officers of the Company. The supplemental program consists of a grant of restricted stock units, including to Mark Hausberg, Christopher J. Klein, Craig P. Omtvedt, and Mark A. Roche. Each restricted stock unit represents the contingent right to receive one share of the Company’s common stock. The Committee approved a form of Restricted Stock Unit Agreement (the “RSU Agreement”) to be entered into between the Company and each of these executive officers, which is filed as Exhibit 10.1 to this report and incorporated herein by reference. Each RSU Agreement provides that if the executive officer remains employed with the Company through December 31, 2010 and certain performance goals are met, the restricted stock unit award will vest and be payable in shares of the Company’s common stock in the following amounts:

Mark Hausberg	5,100
Christopher J. Klein	13,200
Craig P. Omtvedt	19,500
Mark A. Roche	12,900

The RSU Agreement provides for the awards to be paid in January 2011, although payment may be accelerated if interim performance targets specified by the Committee are satisfied and in certain other limited circumstances.

On February 25, 2008, due to Bruce A. Carbonari’s recent promotion to President and Chief Executive Officer, the Committee granted him options to purchase 200,000 shares of the Company’s common stock. The terms and conditions of this stock option award are substantially the same as previous option awards granted by the Committee except that these options will vest annually in three equal installments beginning February 25, 2011 and ending on February 25, 2013. These options will expire seven years from the date of the grant.

On February 25, 2008, the Committee also approved a Restricted Stock Unit Agreement to be entered into between the Company and Norman H. Wesley (the “Wesley RSU Agreement”). The Wesley RSU Agreement provides for an award of 50,000 restricted stock units. Each restricted stock unit represents the contingent right to receive one share of the Company’s common stock. Payment will only be made if Mr. Wesley either (a) remains employed with the Company through December 31, 2010 or (b) if he retires prior to that date, he strictly adheres to certain non-compete and confidentiality covenants until December 31, 2010. The Wesley RSU Agreement is filed as Exhibit 10.2 to this report and incorporated herein by reference.

The summaries of the RSU Agreement and the Wesley RSU Agreement above are qualified in their entirety by reference to the full text of the attached exhibits to this Form 8-K.

Item 9.01.	Exhibits.

(d)	Exhibits

The following are filed as exhibits to this report pursuant to Item 5.02(e):

10.1	Form of Restricted Stock Unit Agreement between the Company and each of Messrs. Hausberg, Klein, Omtvedt and Roche.

10.2	Restricted Stock Unit Agreement between the Company and Mr. Wesley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: February 28, 2008

Exhibit Index

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Agreement between the Company and each of Messrs. Hausberg, Klein, Omtvedt and Roche.

10.2	Restricted Stock Unit Agreement between the Company and Mr. Wesley.